Exhibit 11

                             Playtex Products, Inc.
                        Computation of Earnings Per Share
                (Unaudited, in thousands, except per share data)

                                                              Three Months Ended        Six Months Ended
                                                              -------------------     -------------------
                                                              June 26,    June 27,    June 26,    June 27,
                                                                1999        1998        1999        1998
                                                              -------     -------     -------     -------
Basic Earnings Per Common Share
-------------------------------
 Net Earnings Available to Common Stockholders ..........     $11,665     $ 9,104     $25,236     $20,414
                                                              =======     =======     =======     =======

 Weighted Average Common Shares Outstanding .............      60,448      60,294      60,431      58,632
                                                              =======     =======     =======     =======

   Net Earning Per Common Share .........................     $  0.19     $  0.15     $  0.42     $  0.35
                                                              =======     =======     =======     =======

Diluted Earnings Per Common Share
---------------------------------
 Net Earnings Available to Common Stockholders ..........     $11,665     $ 9,104     $25,236     $20,414

 Adjustment to Net Earnings (1) .........................         473          --         788          --
                                                              -------     -------     -------     -------

   Adjusted Net Earnings Available to Common Stockholders     $12,138     $ 9,104     $26,024     $20,414
                                                              =======     =======     =======     =======

 Weighted Average Common Shares Outstanding .............      60,448      60,294      60,431      58,632

 Assumed Dilutive Effect of Stock Options (2) ...........       1,125       1,103       1,126         929

 Assumed Conversion of the Convertible Notes (1)  .......       2,611          --       2,138          --
                                                              -------     -------     -------     -------

   Weighted Average Common Shares Outstanding - Diluted .      64,184      61,397      63,695      59,561
                                                              =======     =======     =======     =======

   Net Earning Per Common Share - Diluted ...............     $  0.19     $  0.15     $  0.41     $  0.34
                                                              =======     =======     =======     =======

(1)   Based on the If-Converted Method for Convertible Securities.
(2)   Based on the Treasury Stock Method.